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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): NOVEMBER 12, 2002

                                INFOGRAMES, INC.
               (Exact name of registrant as specified in charter)


                                    DELAWARE
                          (State or other jurisdiction
                        of incorporation or organization)

                         Commission File Number: 0-27338

                                   13-3689915
                      (I.R.S. employer identification no.)

                                417 FIFTH AVENUE
                            NEW YORK, NEW YORK 10016

                         (Address of principal executive
                          offices, including zip code)

                                 (212) 726-6500
              (Registrant's telephone number, including area code)
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ITEM 5.  OTHER EVENTS.

         On November 12, 2002, the Registrant entered into a 30-month, $50 million revolving credit facility with GE Commercial Finance's Corporate Lending business. The proceeds of the loan will be used to fund the Registrant's working capital needs, including the manufacturing and development of products. The Credit Agreement contains restrictions on, among other things, the repayment of interest and principal owed on credit facilities outstanding with other creditors which are affiliates of the Registrant, transactions with affiliated companies and the payment of cash dividends.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c) Exhibits. The following exhibits are filed as a part of this report:

                  Exhibit No.               Description of Exhibit

                  10.1 Credit Agreement dated as of November 12, 2002 among Infogrames, Inc., as Borrower, the other credit parties signatory thereto, the lenders signatory thereto from time to time, General Electric Capital Corporation, as Administrative Agent, Agent and Lender, and GECC Capital Markets Group, Inc., as Lead Arranger.

                  99.1     Press Release

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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

                                        INFOGRAMES, INC.

                                        By:   /s/ David Fremed

                                              ----------------------------------
                                              David Fremed, Senior
                                              Vice President,
                                              Chief Financial Officer

Date: November 19, 2002


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